SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       January 14, 2011

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954) 917-6655
(Registrant's Telephone Number, Including Area Code)

_____________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On Friday, January 14, 2011 the Compensation Committee of our Board of Directors (the “Committee”) awarded 983,400 four-year options under the provisions of the 2007 Equity Incentive Plan (the “Plan”), which Plan was first approved by our shareholders on September 18, 2007 and amended by them on March 25, 2010. These options were issued to directors, employees and consultants of the company, will vest over two years and are exercisable at $1.23 per share, fair market value on the date of the grant. An aggregate of 475,000 of those options, with a Black-Scholes valuation of approximately $388,000, were granted to our 5 Named Executive Officers and an aggregate of 75,000 of those options, with a Black-Scholes valuation of approximately $61,000, were granted to our three outside directors. The Committee also instructed management to include a request for additional authorized Plan shares in the next shareholder proxy, and approved that the above grant be augmented by an equal number of options issued to the same recipients, using the same strike price as the basic grant, to the extent permitted by applicable law and subject to shareholder and/or any other required regulatory approvals.

As part of the employment agreements previously entered into by us with our 5 Named Executive Officers, our Compensation Committee and Board of Directors agreed that in the event we are sold for a Company Sale Price that represents at least $6.00 per share (adjusted for recapitalization including but not limited to splits and reverse splits), the Executives will receive, as a group, cash compensation of twelve percent (12.0%) of the Company Sale Price, payable in immediately available funds at the time of closing such transaction. In addition to the allocation of a percentage of the Company Sale Price to the Executives, as discussed above, our Compensation Committee had previously determined that an additional two percent (2.0%) of the Company Sale Price would be allocated, on the same terms, to the then four outside members of our Board of Directors (0.5% each), as a supplement to provide appropriate compensation for ongoing services as a director and as a termination fee. On June 5, 2010, one of the four outside Directors passed away and we are still in the process of evaluating independent candidates to fill the resulting Board vacancy. On Friday, January 14, 2011 the Committee agreed that it would approve amendments to the executive employment agreements, as well as amending the same terms as applicable to the Board members, allowing for all or part of such compensation to be paid in shares at the recipient’s option, at any time if our stock is trading above $6.00 per share, without requiring that we be sold. The issuance of such shares would be to the extent permitted by applicable law and subject to shareholder and/or any other required regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By: /s/ Robert E. Tomlinson
January 21, 2011	Robert E. Tomlinson, CFO